Exhibit 32.1

Certification of Chief Executive Officer and Chief Financial Officer

Pursuant to

18 U.S.C. Section 1350 as Adopted Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002

In connection with the Quarterly Report on Form 10-Q of Goldman Sachs Private Middle Market Credit II LLC (the “Company”) for the quarter ended September 30, 2021 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), Brendan McGovern, as Chief Executive Officer of the Company, and Joseph DiMaria, as Interim Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to the best of his knowledge:

1. The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 4, 2021

/s/ Brendan McGovern
Brendan McGovern Chief Executive Officer and President (Principal Executive Officer)

Date: November 4, 2021

/s/ Joseph DiMaria
Joseph DiMaria Interim Chief Financial Officer and Interim Treasurer (Principal Financial Officer)